Exhibit 99.1

INFORMATION
Furniture Brands International, Inc.
1 North Brentwood Blvd.
FOR IMMEDIATE RELEASE	St. Louis, Missouri 63105

For Further Information Call
John Hastings
314-863-1100
FURNITURE BRANDS INTERNATIONAL REPORTS
SECOND QUARTER 2009 FINANCIAL RESULTS
St. Louis, Missouri, August 4, 2009 — Furniture Brands International (NYSE: FBN) announced today its financial results for the second quarter ended June 30, 2009.
Net sales from continuing operations for the 2009 second quarter were $288.3 million, compared with $449.9 million in the second quarter of 2008. Results from continuing operations were a loss of $0.33 per diluted share in the 2009 quarter compared to a loss of $0.49 per diluted share for the second quarter of 2008.
Ralph P. Scozzafava, Chairman of the Board and Chief Executive Officer, commented: “Global and domestic economic indicators point to continued weak consumer spending trends that offer little immediate relief from the industry’s current depressed state. Furniture Brands’ sales results for the quarter reflect these trends as well as management’s decisions to limit the credit exposure to weak retail partners and by exiting unprofitable licensing arrangements. The long-term benefit to Furniture Brands’ balance sheet from these decisions more than outweighs the short-term gains of overhead absorption that come from unprofitable sales. While we are not satisfied with our results for this seasonally weak quarter, the decisive actions that we are taking in the face of a rapidly deteriorating market have enabled us to stabilize our gross profit margin and protect our balance sheet, making us a much more resilient company.”
Gross margin for the 2009 second quarter was 21.4% compared to 22.3% in the same quarter of 2008. Selling, general, and administrative costs for the 2009 second quarter totaled $76.0 million, which is a significant decrease from the $132.0 million in SG&A costs reported in the 2008 quarter. Results for both quarters include numerous selected items that are detailed in a table attached to this press release.
At June 30, 2009 the company reported cash and cash equivalents of $77.3 million and debt of $129.0 million resulting in net debt of $51.7 million The company expects to generate positive cash flow for the year, exclusive of changes in debt balances and without the impact of tax refunds.
“Furniture Brands continues to focus on the key areas that are very much under our control: operational efficiency and effectiveness, cost control and balance sheet strength. Maintaining gross margins and lowering operating expenses during this severe industry downturn helps to strengthen our balance sheet while creating operating leverage that will benefit financial performance when industry conditions improve,” Mr. Scozzafava said. “In addition, Furniture

Brands is investing in product development and marketing programs that leverage the power of our brands and drive traffic to our retail partners. Several of these initiatives include new websites that enhance the on-line presence of our brands, the success of Broyhill’s quick-ship upholstery program, the Lane mobile showroom national tour, and a new e-mail marketing campaign that better connects the nation’s top interior designers with our high-end brands — Henredon, Hickory Chair, Pearson, Laneventure and Maitland-Smith. At Thomasville, we’re preparing for a strong Labor Day sales event featuring new products from April market and supported by national television advertising. These and other commercial initiatives underscore our commitment to helping our dealers and retail partners drive their business through this challenging period,” Mr. Scozzafava said.
Upcoming Investor Event
A conference call will be held to discuss second quarter results at 7:30 a.m. (Central Time) on August 5, 2009. The call can be accessed in Upcoming Investor Events on the company’s website at furniturebrands.com under “Investor Info”. Access to the call and the release will be archived for one year.
About Furniture Brands
Furniture Brands International (NYSE: FBN) is a global operating company that is one of the nation’s leading designers, manufacturers, and retailers of home furnishings. It markets through a wide range of retail channels, from mass merchant stores to single-brand and independent dealers to specialized interior designers. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane, Thomasville, Drexel Heritage, Henredon, Pearson, Hickory Chair, Laneventure, and Maitland-Smith.
Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “will,” “believe,” “positioned,” “estimate,” “project,” “target,” “continue,” “intend,” “expect,” “future,” “anticipates,” and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution and cost savings programs; manufacturing realignments; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of goodwill and other intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and

our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

FURNITURE BRANDS INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Net sales	$288,263	$449,870	$645,134	$927,070
Cost of sales	226,635	349,520	503,165	715,701

Gross profit	61,628	100,350	141,969	211,369
Selling, general & administrative expenses	76,015	131,979	159,229	233,960

Operating loss	(14,387)	(31,629)	(17,260)	(22,591)
Interest expense	1,512	2,802	3,300	6,945
Other income, net	761	1,081	1,687	3,317

Loss from continuing operations before income tax expense (benefit)	(15,138)	(33,350)	(18,873)	(26,219)
Income tax expense (benefit)	855	(9,354)	1,296	(5,971)

Net loss from continuing operations	(15,993)	(23,996)	(20,169)	(20,248)
Net earnings from discontinued operations	—	52	—	29,920

Net earnings (loss)	$(15,993)	$(23,944)	$(20,169)	$9,672

Earnings per common share — Basic and Diluted:
Loss from continuing operations	$(0.33)	$(0.49)	$(0.41)	$(0.42)
Earnings from discontinued operations	$—	$0.00	$—	$0.61
Net earnings (loss)	$(0.33)	$(0.49)	$(0.41)	$0.20

Weighted average common shares outstanding — Basic and Diluted	48,712	48,806	48,738	48,683
Selected Items Included in Condensed Consolidated Statements of Operations
The following items are included in our Condensed Consolidated Statements of Operations for the periods indicated and are the result of our strategic initiatives and other matters.

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
	(in thousands)		(in thousands)
Selected items increasing / (decreasing) loss before income tax expense:

Factory downtime costs	$3,427	$7,505	$5,713	$9,804
Restructuring severance charges	1,788	74	2,206	74
Impairment charges	—	18	—	18

Total cost of sales	$5,215	$7,597	$7,919	$9,896

Closed store expense	$610	$11,207	$2,005	$13,420
Gain on sale of assets	(175)	—	(175)	(1,243)
Restructuring severance charges	124	—	124	—
Accounts receivable charges	—	11,111	—	11,111
Professional fees (shared services and proxy advisory)	—	6,063	—	8,161

Total selling, general and administrative expenses	$559	$28,381	$1,954	$31,449

Valuation allowance — tax assets (included in income tax expense (benefit))	$6,104	$—	$7,207	$—

FURNITURE BRANDS INTERNATIONAL
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$77,263	$106,580
Receivables, less allowances of $26,853 ($34,372 at December 31, 2008)	136,849	178,590
Income tax refund receivable	2,282	38,090
Inventories	306,844	350,026
Prepaid expenses and other current assets	13,452	12,592

Total current assets	536,690	685,878

Property, plant and equipment, net	144,680	150,864
Trade names	127,300	127,300
Other assets	34,827	35,476

	$843,497	$999,518

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$19,000	$30,000
Accounts payable	58,725	85,206
Accrued expenses and other current liabilities	76,439	112,296

Total current liabilities	154,164	227,502

Long-term debt	110,000	160,000
Deferred income taxes	28,542	27,917
Pension liability	134,780	137,199
Other long-term liabilities	68,696	80,406

Shareholders’ equity	347,315	366,494

	$843,497	$999,518

FURNITURE BRANDS INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Six Months Ended
	June 30,	June 30,
	2009	2008
Cash flows from operating activities:
Net earnings (loss)	$(20,169)	$9,672
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation	10,834	13,022
Compensation expense (credit) related to stock option grants and restricted stock awards	(1,414)	2,024
Provision (benefit) for deferred income taxes	717	(6,134)
Gain on sale of discontinued operations	—	(48,109)
Other, net	(1,639)	(2,349)
Changes in operating assets and liabilities:
Accounts receivable	40,947	42,038
Income tax refund receivable	35,808	4,173
Inventories	45,069	17,843
Prepaid expenses and other assets	(686)	316
Accounts payable and other accrued expenses	(62,771)	10,325
Other long-term liabilities	(11,159)	(3,206)

Net cash provided by operating activities	35,537	39,615

Cash flows from investing activities:
Acquisition of stores, net of cash acquired	—	(9,505)
Proceeds from the sale of business, net of cash sold	—	73,359
Proceeds from the disposal of assets	2,159	3,297
Additions to property, plant and equipment	(6,003)	(9,025)

Net cash provided (used) by investing activities	(3,844)	58,126

Cash flows from financing activities:
Payments of long-term debt	(61,000)	(100,800)
Restricted cash used for the payment of long-term debt	—	20,000
Payments of cash dividends	—	(3,892)
Other	(10)	(8)

Net cash used by financing activities	(61,010)	(84,700)

Net increase (decrease) in cash and cash equivalents	(29,317)	13,041
Cash and cash equivalents at beginning of period	106,580	118,764

Cash and cash equivalents at end of period	$77,263	$131,805

Supplemental disclosure:
Cash payments (refunds) for income taxes, net	$(35,224)	$7,269

Cash payments for interest expense	$3,686	$8,539